EXHIBIT 99.6b


                                     BYLAWS
                                       OF
                         NORTHERN LIFE INSURANCE COMPANY

                                                           6th Amendment 8/18/81

                                    ARTICLE I

                             MEETING OF SHAREHOLDERS

         Section 1. ANNUAL MEETINGS.

         A. WHERE AND WHEN HELD. The annual meeting of shareholders entitled to vote shall be held either within or without the State of Washington on the third Tuesday of March, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at 10:00 a.m.

         B. NOTICE OF ANNUAL MEETING. Notice of an annual meeting shall be sent by mail, not less than ten (10) nor more than fifty (50) days before such meeting, to each shareholder of record entitled to vote at his address as shown in the stock record books of the Company.

         Section 2. SPECIAL MEETINGS.

         A. HOW CALLED. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the Board of Directors, the President, or any Executive Vice President. The Board of Directors shall call a special meeting of the shareholders whenever so requested in a writing directed to the President or the Secretary by the holders of not less than ten percent (10%) of all of the shares entitled to vote at the meeting.

         B. WHEN AND WHERE HELD. A special meeting shall be held at the time and place, either within or without the State of Washington, designated in the notice thereof. Any such meeting may adjourn to a place and time fixed, without notice, unless otherwise directed by vote of a majority of the shares present and represented. Any such meeting called by request of ten percent (10%) of the shareholders entitled to vote as above provided must be held within thirty (30) days from the receipt of such request.

         C. NOTICE OF SPECIAL MEETINGS. Notice of a special meeting shall be sent by mail not less than ten (10) nor more than fifty (50) days before such meeting, to each shareholder of record entitled to vote at his address as shown in the stock record books of the Company. Such notice shall indicate that it is being issued at the direction of the person or persons calling the meeting and shall briefly state the purpose of such meeting, and no business other than that specified in the notice shall be transacted at any such special meeting except by unanimous consent of all the shareholders entitled to vote and represented.

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         Section 3. VOTING.

         A. VOTING POWER OF STOCK. At any meeting of shareholders, every holder of stock entitled to vote shall have one vote for each share of such stock standing in his name on the books of the Company. Neither treasury stock nor stock held by another corporation, if a majority of the stock entitled to vote for the election of directors of such other corporation is held by the Company, shall be voted or counted in determining the total number of outstanding shares at any given time.

         B. MANNER OF VOTING. At all meetings of shareholders, any shareholder entitled to vote may demand a vote by ballot upon any question; if no such demand is made the vote shall be viva voce unless otherwise required by law.

         C. PROXIES. Each shareholder entitled to vote may vote in person or by proxy. Every proxy must be signed by the shareholder in person or by his duly authorized attorney-in-fact and filed with the Secretary at or before the meeting. No such proxy shall be valid after the expiration of eleven (11) months from the date of execution thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it.

         Section 4. CHAIRMAN. The Chairman of the Board, or in his absence the President, shall be the chairman of all meetings of shareholders unless another is elected to serve.

         Section 5. ORDER OF BUSINESS FOR SHAREHOLDERS' MEETINGS. The order of business at any meeting of shareholders shall be determined by the chairman of the meeting.

         Section 6. QUORUM; ADJOURNMENT. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. The shareholders present at a duly called or held meeting

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at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 7. REQUIRED VOTE. When a quorum is present at any meeting, the vote of the holders of a simple majority of the shares represented at the meeting in person or by proxy and entitled to vote shall decide any question brought before such meeting, unless a greater number or voting by classes is required by statute or the Articles of Incorporation.

         Section 8. ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required to be taken or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to such action. Such consent shall have the same effect as a unanimous vote of shareholders.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. POWERS. The business of the Company shall be managed by the Board of Directors which may exercise all such power of the Company and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 2. NUMBER AND QUALIFICATIONS. The Board of Directors of the Company shall be comprised of nine (9) members. Directors need not be shareholders of the Company or residents of the State of Washington.

         Section 3. ELECTION OF DIRECTORS. The directors shall be elected at the annual meeting of shareholders by a plurality vote. The shareholders of the Company do not have cumulative voting rights.

         Section 4. TERM OF OFFICE. The term of office for each director shall be until the next annual meeting of shareholders and until his successor has been elected and qualified.

         Section 5. FILLING OF VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly

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elected and shall qualify, unless sooner displaced.

         Section 6. PLACE OF MEETING. The Board of Directors may hold meetings, both regular and special, either within or without the State of Washington.

         Section 7. ORGANIZATIONAL MEETINGS. The organizational meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the Board and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place so fixed by the Board, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors. At such organizational meeting, the Board of Directors shall choose officers of the Company specified in Article V, Section 1, of these Bylaws and transact such other business as may properly be brought before the meetings.

         Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board at any time; and upon the written request of one-third (1/3) of the whole Board of Directors, he shall call a special meeting to be held not more than (20) days after the receipt of such request by him. At least five (5) days' notice of each special meeting shall be given by the Secretary by mailing a notice to the last known address of each director. Any director may waive notice of any special meeting at any time.

         Section 9. QUORUM. At all meetings of the Board of Directors a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Articles of Incorporation or these Bylaws.

         Section 10. REMOVAL OF DIRECTORS. Any director may be removed, either for or without cause, by a vote of the shareholders holding a majority of the shares then entitled to vote at an election of directors, at any special meeting of the shareholders called expressly for that purpose.

         Section 11. RESIGNATION OF DIRECTORS. Any director may resign his office at any time by giving oral or written notice of such resignation, and such resignation shall take effect at the time of its receipt by the Company and without formal acceptance.

         Section 12. COMPENSATION OF DIRECTORS. Each director shall be reimbursed for travel and other out-of-pocket expenses incurred to attend meetings of the Board of Directors and committees of which he is a member. No

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fees shall be paid directors who are employed by the Company or its affiliates.
Reasonable fees may be paid to directors who are not employed by the Company or any of its affiliates. Such fees shall be established from time to time by the Board of Directors.

         Section 13. SPECIAL COMMITTEES. A majority of the full Board of Directors may appoint from among its members any special committee deemed advisable by it and shall fix the duties and powers of any committee so appointed. The Board of Directors shall not delegate any responsibilities to any such committee where such a delegation is in violation of the terms of RCW 23A.08.400.

         Section 14. ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required to be taken or any action which may be taken at a meeting of the Board of Directors, the Executive Committee, the Investment Committee, or any other committee, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed before such action by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

         Section 15. MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or members of a committee of directors may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; participation in a meeting by such means shall constitute presence in person at such meeting.

                                   ARTICLE III

                               STANDING COMMITTEES

         Section 1. EXECUTIVE COMMITTEE.

         A. NUMBER. A majority of the full Board of Directors shall annually elect an Executive Committee composed of three members of the Board of Directors and may elect one or more alternate members to the Executive Committee who shall have no right to vote unless the alternate member is substituting for a regular member. The Committee shall appoint a secretary.

            (1) RESIGNATIONS. Any member of the Executive Committee may resign therefrom without affecting his status as a director, without formal acceptance in any case.

            (2) VACANCIES. A majority of the full Board of Directors may

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fill any vacancy in the Executive Committee for the unexpired term.

         B. MEETINGS. The Executive Committee shall meet at such time or times and at such place or places as may be determined by the Chairman of the Board or the President. Notice of each meeting shall be mailed to each member at least three (3) days prior to the date of the meeting or shall be given to each member either personally or by telephone at least one day prior to the date of the meeting.

            (1) QUORUM. A majority of the Committee shall constitute a quorum.

            (2) CORPORATE RECORD. The proceedings of the Committee shall be recorded in the regular Minute Book of the Corporation.

         C. POWERS AND AUTHORITY. During the intervals between the meetings of the Board of Directors, except as otherwise provided from time to time by resolution passed by a majority of the full Board, and except as provided by these Bylaws, the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee shall have all power and authority which the full Board may exercise under the terms of these Bylaws and the Articles of Incorporation except that the Executive Committee cannot declare dividends or distributions, except at the rate or in a periodic amount determined by the full Board of Directors; approve or recommend to shareholders actions or proposals required by the laws under which this corporation is formed to be approved by shareholders; fill vacancies on the Board of Directors or any committee thereof; amend the Bylaws; authorize or approve the reacquisition of shares unless pursuant to a general formula or method approved by the full Board of Directors; fix compensation of any director for serving on the Board of Directors or on any committee; approve a plan of merger, consolidation or exchange of shares not requiring shareholder approval; reduce earned or capital surplus; or appoint other committees of the Board of Directors or the members thereof.

         Section 2. INVESTMENT COMMITTEE

         A. NUMBER. A majority of the full Board of Directors shall annually elect an Investment Committee composed of six (6) members and may elect one or more alternate members to the Investment Committee who shall have no right to vote unless the alternate member is substituting for a regular member. Members and alternate members of the Investment Committee need not be directors of the Corporation.

            (1) RESIGNATIONS. Any member of the Investment Committee may

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resign therefrom without formal acceptance in any case.

            (2) VACANCIES. A majority of the full Board of Directors may fill any vacancy in the Investment Committee for the unexpired term.

         B. MEETINGS. The Investment Committee shall meet at such time or times and at such place or places as determined by the Chairman of the Board or the Chairman of the Investment Committee.

            (1) QUORUM. The Board of Directors may by resolution establish a quorum of less than a majority of the Committee for the purpose of making such investment decisions as shall be stated in such resolution.

            (2) MINUTES. The proceedings of the Committee shall be recorded and a report shall be submitted to the Board of Directors for approval at the next meeting of the Board.

         C. POWERS AND AUTHORITY. The Investment Committee shall have charge of all investments of the Corporation with full power to buy, sell, foreclose, extend, improve, and to otherwise change the investment holdings of the Corporation, subject to the laws of the State of Washington. No investment, loan, sale or exchange thereof, other than a policy loan, shall be made unless the same has been authorized in advance or subsequently approved by the Committee.

                                   ARTICLE IV

                                     NOTICES

         Section 1. MEANS OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Company, with postage thereon prepaid. Such notice shall be deemed to be delivered at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Section 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at a meeting without protest shall constitute a waiver of notice.

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                                    ARTICLE V

                                    OFFICERS

         Section 1. REQUIRED OFFICERS; OPTIONAL OFFICERS. A President, a Secretary, and a Treasurer shall be elected annually by the Board of Directors at its organizational meeting following the annual meeting of shareholders. The Board of Directors may also elect a Chairman of the Board. The Board of Directors or the Executive Committee may also elect or appoint one or more Executive Vice Presidents and Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as may be appointed in accordance with Section 3 of this Article.

         Section 2. TERM OF OFFICE; QUALIFICATIONS. Each officer shall hold office until his successor is chosen and qualified or until his death, or until he shall resign in the manner provided in Section 4 of this Article, or shall be removed in the manner provided in Section 5 of this Article. The Chairman of the Board and the President shall be chosen from the directors of the Company. Any other officer may but need not be a director of the Company. Any two or more offices may be held by the same person, except the offices of President and Secretary may not be held by the same person.

         Section 3. SUBORDINATE OFFICERS; APPOINTMENT. The Board of Directors or the Executive Committee may appoint such other officers or agents as it may deem necessary or advisable to hold office for such period, have such authority, and perform such duties as the Board of Directors or the Executive Committee may determine. The Board of Directors or the Executive Committee may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective terms of office, authorities, and duties.

         Section 4. RESIGNATIONS. Any officer may resign his office at any time by giving oral or written notice of such resignation to the Board of Directors, the President, or the Secretary of the Company. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof.

         Section 5. REMOVAL. Any officer or agent of the Company elected or appointed pursuant to this Article may be removed, either for or without cause, by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

         Section 6. VACANCIES. A vacancy in any office by reason of death, resignation, removal, disqualification, or any other cause, shall be filled in the manner provided in this Article for regular election or appointment to such office.

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         Section 7. THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall be vested with and shall perform all such powers and duties as are incident to his office which are not by these Bylaws specifically allocated to other officers. He shall preside at the meetings of shareholders, the Board of Directors, and the Executive Committee, if present, and shall be vested with and shall perform such other powers and duties as may be assigned to him by the Board of Directors.

         Section 8. THE PRESIDENT. The President shall be the chief executive and administrative officer of the Company. Subject to the authority of the Board of Directors, he shall have the general direction of the affairs of the Company. He shall have charge of the employed personnel of the Company, and of its contracts with operating agencies. In the absence or inability of the Chairman of the Board, he shall preside at meetings of shareholders, the Board of Directors, and the committees of the Board. Subject to the authority of the Board, he shall see that all orders and resolutions of the Board of Directors and the Executive Committee and other committees of the Board are carried into effect. He may sign certificates representing stock of the Company, the issuance of which shall have been authorized by the Board of Directors. He shall report to the Board of Directors and to the Executive Committee all the matters within his knowledge which the interests of the Company may require to be brought to their attention. The President at his discretion and with the approval of the Board may delegate to other officers and employees duties, responsibilities, and authority not inconsistent with any which may be vested in them by these Bylaws, the Board, or any appropriate committee. The President shall have the right to attend all committee meetings and he shall have the prerogatives of a member including the right to vote at such meetings unless otherwise specifically provided by resolution of the Board.

         Section 9. VICE PRESIDENTS. The Executive Vice Presidents and other Vice Presidents of which there may be more than one (1) and with such titles as the Board may see fit to confer shall be vested with such authority and shall perform such duties as may be assigned to them by the Board of Directors or by the President within his delegated authority, provided such authority shall not be inconsistent with any which has been otherwise vested by the Board, by these Bylaws, or any appropriate committee of the Board.

         In the absence of the President and the Chairman of the Board or in the event of the disability of both, the Executive Vice Presidents in the order determined by the Board of Directors, (or, in the event of their absence or disability, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President, and when so acting, shall exercise the powers of the President.

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         Section 10. THE SECRETARY. The Secretary shall:

         A. Record all the proceedings of the meetings of the shareholders, Board of Directors and Executive Committee in a book to be kept for that purpose;

         B. Cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute;

         C. Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

         D. Be custodian of the records and of the seal of the Company, and cause such seal to be affixed to all certificates representing stock of the Company prior to the issuance thereof and to all instruments, the execution of which on behalf of the Company under its seal shall have been duly authorized in accordance with these Bylaws;

         E. See that the lists, books, reports, statements, certificates, and other documents and records required by statute are properly prepared, kept, and filed;

         F. Have charge of the stock books of the Company and cause the stock and transfer books to be kept in such manner as to show at any time the amount of stock of the Company of each class issued and outstanding, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each and the time when each became such holder of record; and exhibit at all reasonable times to any director, upon application, the original or duplicate stock register;

         G. Sign certificates representing stock of the Company the issuance of which shall have been authorized by the Board of Directors; and

         H. In general, perform all duties incident to the office of Secretary and such other duties as are given to him by these Bylaws or may be assigned to him by the Board of Directors or the President.

         Section 11. ASSISTANT SECRETARIES. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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         Section 12. THE TREASURER. The Treasurer shall:

         A. Have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Company;

         B. Cause the moneys and other valuable effects of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositories as shall be selected by the Board of Directors;

         C. Cause the funds of the Company to be disbursed by checks or drafts upon the authorized depositories of the Company in such banks or trust companies or with such bankers or other depositories as shall be selected by the Board of Directors;

         D. Render to the proper officers or the Board of Directors or any standing committee whenever requested a statement of the financial condition of the Company and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the shareholders, if called up to do so;

         E. Cause to be kept at the principal business office of the Company correct books of account of all its business and transactions; and

         F. In general, perform all duties incident to the office of Treasurer and such other duties as are given by these Bylaws or as may be assigned to him by the Board of Directors or the President.

                                   ARTICLE VI

                         CAPITAL STOCK AND SHAREHOLDERS

         Section 1. CERTIFICATES. Every holder of stock in the Company shall be entitled to have a certificate in the form approved by the Board of Directors and signed by the President or a Vice President and the Secretary or an Assistant Secretary and sealed with the seal of the Company, certifying to the number of shares owned by him in the Company.

         Section 2. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Company, and may require all such certificates to bear the signature of either or both.

         Section 3. FACSIMILE SIGNATURES. Where a certificate is countersigned
(a) by a transfer agent other than the Company or its employee, or (b) by a

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registrar other than the Company or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 4. LOST OR DESTROYED CERTIFICATES. The holder of any shares of stock of the Company shall immediately notify the Company and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The Company may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representatives, to give the Company a bond in such sum as the Board of Directors may direct, not exceeding double the value of the stock, and with such surety or sureties as may be satisfactory to the Board of Directors to indemnify the Company and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificates. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

         Section 5. TRANSFERS OF STOCK. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 6. FIXING RECORD DATE. In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. A determination of shareholders of record entitled to notice or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 7. VOTING LIST. At least ten (10) days before each meeting of shareholders, the officer or transfer agent having charge of the stock transfer

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books of the Company shall make a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order with the address and the number of shares held by each. The list shall be kept on file at the registered office of the Company for a period of ten (10) days prior to such meeting. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

         Section 8. REGISTERED SHAREHOLDERS. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Washington.

                                   ARTICLE VII

         Section 1. DIVIDENDS. Dividends upon the capital stock of the Company, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any meeting in accordance with the provisions of all applicable statutes.

         Section 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, except as may be required by law, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board of Directors shall think conducive to the interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. CHECKS. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 4. FISCAL YEAR. The fiscal year of the corporation shall begin January 1 and end December 31 of each year.

         Section 5. CERTIFIED PUBLIC ACCOUNTANTS. The Board of Directors shall designate one or more certified public accountants to be employed to make a detailed examination and audit of the books of accounts, funds, and securities of the Company.

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         Section 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each director and officer, as those terms are defined in RCW 23A.08.025, shall be indemnified to the fullest extent permitted by the Washington Business Corporation Act. Each person who serves as a trustee of any employee benefit plan shall be indemnified to the fullest extent permitted by the laws under which this corporation is formed. Further, the corporation shall have the power to indemnify each employee and each person other than a director of this corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the same extent as directors are indemnified pursuant to the first sentence above, and to such further extent as authorized by the Board of Directors. The Board of Directors may obtain insurance on behalf of any person who is or was a director, officer, employee or other person serving at the request of the corporation, against any liability arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability.

                                  ARTICLE VIII

                                   AMENDMENTS

         These Bylaws, or any of them, may be amended or repealed and new Bylaws may be adopted, either (a) by the Board of Directors, by vote of a majority of the directors present at any organizational meeting of the Board, without previous notice, or at any special meeting of the Board, provided that notice of such proposed amendment, repeal or adoption of new Bylaws is given in the notice of such special meeting, or by written consent without a meeting signed by all directors pursuant to Article II, Section 14, of these Bylaws; or (b) by the shareholders at any annual meeting of shareholders, without previous notice, or at any special meeting of the shareholders, provided that notice of such proposed amendment, repeal or adoption is given in the notice of such special meeting, or by written consent without a meeting signed by all shareholders pursuant to Article I, Section 8 of these Bylaws.

         Any Bylaws amended or adopted by the shareholders may be amended or repealed by the Board of Directors, and any Bylaws amended or adopted by the Board of Directors may be amended or repealed by the shareholders, but the Board of Directors shall not adopt, amend or repeal any Bylaws fixing their qualification, classification, term of office or compensation.